Exhibit 99.1

PRESS RELEASE

AST SpaceMobile Provides Preliminary Financial Results for Second Quarter 2022

MIDLAND, TX, July 18, 2022 – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by standard mobile phones, today is providing its preliminary estimated financial results for the second quarter ended June 30, 2022. A full second quarter business update is planned for the first half of August.

Second Quarter 2022 Preliminary Estimated Financial Results

●	Ended the second quarter with cash and cash equivalents of approximately $202.0 million, not including the expected cash proceeds from sale of its 51% interest in its subsidiary, UAB NanoAvionics
●	Total operating expenses expected to be between $34.0 and $37.0 million for the second quarter of 2022, including $3.0 to $4.0 million of depreciation and amortization and stock-based compensation expense
●	As of June 30, 2022, we have incurred approximately $86.6 million of capitalized costs (including launch cost and non-recurring engineering costs) related to the construction and testing of the BlueWalker 3 test satellite
●	As of June 30, 2022, we have incurred approximately $38.1 million in property and equipment primarily related to the Texas facilities, satellite antennas, test equipment, and leasehold improvements

Our unaudited condensed consolidated financial statements for the three months ended June 30, 2022, are not yet available. The preliminary estimated financial results are management estimates based on currently available information and subject to completion of financial closing procedures as of and for the three months ended June 30, 2022. As a result, our actual results may vary materially from the preliminary estimated financial results included herein and will not be publicly available until we file our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022. These estimates constitute “forward-looking statements” as described in “Forward-Looking Statements” below. Our independent registered public accounting firm, KPMG LLP, has not reviewed, or performed any procedures with respect to these preliminary estimated financial results.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected. For more information, follow AST SpaceMobile on YouTube Twitter, LinkedIn and Facebook. Watch this video for an overview of the SpaceMobile mission.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing and level of deployment of satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile service that would supersede preliminary agreements and memoranda of understanding; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the SEC, including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on March 31, 2022.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors incorporated by reference into AST SpaceMobile’s Form 10-K filed with the SEC on March 31, 2022. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contact:

Brandyn Bissinger

press@ast-science.com

+1 866 845 6521